Exhibit 4.4

Dated as of July 24, 2025

Series 2025-1 Supplement to the

Base Indenture

$400,000,000 Series 2025-1 5.610% Fixed Rate Senior Secured Notes, Class A-2

between

Jersey Mike’s Funding, LLC,

as Master Issuer

and

Citibank, N.A.,

as Trustee and Series 2025-1 Securities Intermediary

(i)

ANNEXES
Annex A	Series 2025-1 Supplemental Definitions List

EXHIBITS

Exhibit A-1-1:	Form of Rule 144A Global Series 2025-1 Class A-2 Notes
Exhibit A-1-2:	Form of Temporary Regulation S Global Series 2025-1 Class A-2 Notes
Exhibit A-1-3:	Form of Permanent Regulation S Global Series 2025-1 Class A-2 Notes
Exhibit B-1:	Form of Transferee Certificate – Rule 144A Global Notes to Temporary
Regulation S Global Notes
Exhibit B-2:	Form of Transferee Certificate – Rule 144A Global Notes to Permanent
Regulation S Global Notes
Exhibit B-3:	Form of Transferee Certificate – Regulation S Global Notes to Rule 144A Global Notes
Exhibit C:	Form of Quarterly Noteholders’ Report

(ii)

SERIES 2025-1 SUPPLEMENT, dated as of July 24, 2025 (this “Series Supplement”), by and between JERSEY MIKE’S FUNDING, LLC, a Delaware limited liability company (the “Master Issuer”) and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2025-1 Securities Intermediary, to the Base Indenture, dated as of December 23, 2019, by and between the Master Issuer and CITIBANK, N.A., as trustee and as securities intermediary (as amended by the First Supplement to Base Indenture, dated as of December 9, 2021, as amended by the Second Supplement to the Base Indenture, dated as of December 18, 2024, and as amended by the Third Supplement to the Base Indenture, dated as of the date hereof, and as further amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.02 (Notes Issuable in Series), 2.03 (Series Supplement for Each Series) and 13.01 (Without Consent of the Control Party, the Controlling Class Representative or the Noteholders) of the Base Indenture provide, among other things, that the Master Issuer and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement, and such Series of Notes shall be designated as Series 2025-1 Notes. On the Series 2025-1 Closing Date, the following Classes of Notes of such Series will be issued: Series 2025-1 5.610% Fixed Rate Senior Secured Notes, Class A-2 (as referred to herein, the “Series 2025-1 Class A-2 Notes” or the “Series 2025-1 Notes”). For purposes of the Base Indenture and this Series Supplement, the Series 2025-1 Notes and all other Class A Notes issued under the Base Indenture shall collectively be the most senior Class of Notes and shall be deemed to be “Senior Notes” for all purposes under the Base Indenture, including without limitation, for voting purposes.

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Series 2025-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2025-1 Supplemental Definitions List”) as such Series 2025-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined herein or therein shall have the meanings assigned thereto in the Base Indenture or Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture or Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2025-1 Notes and not to any other Series of Notes issued by the Master Issuer. The rules of construction set forth in Section 1.04 (Rules of Construction) of the Base Indenture shall apply for all purposes under this Series Supplement.

ARTICLE II

SERIES 2025-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2025-1 Notes only, the following shall apply:

Section 2.01 Allocations with Respect to the Series 2025-1 Notes. On the Series 2025-1 Closing Date, a portion of the net proceeds from the initial sale of the Series 2025-1 Notes will be deposited into the Senior Notes Interest Reserve Account in an amount equal to $5.61 million. The remainder of the net proceeds from the sale of the Series 2025-1 Notes shall be paid to, or at the direction of, the Master Issuer.

Section 2.02 Weekly Allocation Date Applications; Quarterly Payment Date Applications. On each Weekly Allocation Date, the Master Issuer (or the Manager on its behalf) shall deliver a Weekly Manager’s Certificate to the Trustee, which will instruct the Trustee in writing to allocate from the Collection Account all amounts relating to the Series 2025-1 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

Section 2.03 Certain Distributions from the Series 2025-1 Distribution Account and the Collection Account. On each Quarterly Payment Date, based solely upon the most recent Quarterly Noteholders’ Report, and in the order of priority of such amounts set forth in the Priority of Payments, the Trustee shall, in accordance with Section 6.01 (Distributions in General) of the Base Indenture, remit to the Series 2025-1 Class A-2 Noteholders from the Series 2025-1 Distribution Account, the amounts deposited in the Series 2025-1 Distribution Account in accordance with the Base Indenture for the payment of interest, principal (to the extent applicable) and other amounts in respect of the Series 2025-1 Class A-2 Notes on such Quarterly Payment Date.

Notwithstanding anything to the contrary herein or in the Base Indenture, except as (i) provided under Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) or (ii) explicitly directed by the Master Issuer (or the Manager on its behalf) with respect to payments of Quarterly Scheduled Principal Amounts made under Section 2.05(c)(ii) (Payment of Series 2025-1 Note Principal—Payment of Class A-2 Accrued Quarterly Scheduled Principal Amount, Quarterly Scheduled Principal Amounts and Quarterly Scheduled Principal Deficiency Amounts with respect to the Series 2025-1 Class A-2 Notes) on Quarterly Payment Dates with respect to which the Series 2025-1 Non-Amortization Test has been satisfied, each payment in respect of the Series 2025-1 Class A-2 Notes shall be distributed (A) based upon such amounts due with respect to interest on or principal of or otherwise as provided hereunder or (B) if not explicitly provided hereunder, based on the Series 2025-1 Class A-2 Outstanding Principal Amount; provided that, in each of the cases set forth under clauses (A) and (B) above, all distributions to Noteholders shall be ratably allocated among the Noteholders based on their respective portion of the Series 2025-1 Class A-2 Outstanding Principal Amount as set forth in the Quarterly Noteholders’ Report.

Section 2.04 Series 2025-1 Class A-2 Notes Interest.

(a)
Series 2025-1 Class A-2 Notes Interest. From the Series 2025-1 Closing Date until the Series 2025-1 Legal Final Maturity Date (or, if earlier, the date on which the Series 2025-1 Class A-2 Outstanding Principal Amount has been paid in full), the Series 2025-1 Class A-2 Outstanding Principal Amount (after giving effect to all payments of principal made to Series 2025-1 Class A-2 Noteholders as of the first day of each Interest Accrual Period, or if such day is not a Quarterly Payment Date, as of the following Quarterly Payment Date, and also giving effect to repurchases and cancellations of Series 2025- 1 Class A-2 Notes during such Interest Accrual Period) shall accrue interest at the Series 2025-1 Class A-2 Note Rate. Such accrued interest shall be due and payable in arrears on each Quarterly Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.14 (Quarterly Payment Date Applications) of the Base Indenture, commencing on November 15, 2025; provided that in any event all accrued but unpaid interest on the Series 2025-1 Class A-2 Outstanding Principal Amount shall be due and payable in full on the Series 2025-1 Legal Final Maturity Date, on any Series 2025-1 Prepayment Date with respect to a prepayment in full or on any other day on which all of the Series 2025-1 Class A-2 Outstanding Principal Amount is required to be paid in full. To the extent any interest accruing at the Series 2025-1 Class A-2 Note Rate is not paid on a Quarterly Payment Date when due, such unpaid interest (net of all Debt Service Advances with respect thereto, a “Class A-2 Quarterly Interest Shortfall Amount”) shall accrue interest at the Series 2025-1 Class A-2 Note Rate. All computations of interest at the Series 2025-1 Class A-2 Note Rate shall be made on the basis of a year of 360 days and twelve 30-day months.
(b)
Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest.

(i) Post-ARD Contingent Interest. From and after the Series 2025-1 Anticipated Repayment Date until the Series 2025-1 Legal Final Maturity Date (or, if earlier, the date on which the Series 2025-1 Class A-2 Outstanding Principal Amount has been paid in full), additional interest (“Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest”) shall accrue at a per annum rate equal to the rate determined by the Servicer to be the greater of (A) 5.00% per annum and (B) a rate equal to the amount, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Series 2025-1 Anticipated Repayment Date of the United States Treasury Security having a term closest to ten (10) years, plus (y) 5.00%, plus (z) 1.45%, exceeds (b) the Series 2025-1 Class A-2 Note Rate. In addition, regular interest shall continue to accrue at the Series 2025-1 Class A-2 Note Rate from and after the Series 2025-1 Anticipated Repayment Date. All computations of Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest shall be made on the basis of a 360-day year of twelve 30-day months.

(ii) Payment of Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest. Any Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest shall be due and payable on any applicable Quarterly Payment Date as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.14 (Quarterly Payment Date Applications) of the Base Indenture, in the amount so available. For the avoidance of doubt, Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest shall accrue and be payable in addition to the interest accrued at the Series 2025-1 Class A-2 Note Rate. The failure to pay any Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest on any Quarterly Payment Date (including on the Series 2025-1 Legal Final Maturity Date) in excess of available amounts in accordance with the foregoing will not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(c)
Series 2025-1 Class A-2 Initial Interest Accrual Period. The initial Interest Accrual Period for the Series 2025-1 Class A-2 Notes shall commence on the Series 2025-1 Closing Date and end on (but exclude) November 15, 2025.

Section 2.05 Payment of Series 2025-1 Note Principal.

(a)
Series 2025-1 Class A-2 Notes Principal Payment at Legal Maturity. The Series 2025-1 Class A-2 Outstanding Principal Amount shall be due and payable on the Series 2025-1 Legal Final Maturity Date. If the Series 2025-1 Class A-2 Notes are not paid in full by the Series 2025-1 Legal Final Maturity Date, an Event of Default will occur under the Base Indenture. The Series 2025-1 Class A-2 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 2.05 (Payment of Series 2025-1 Note Principal).

(b)
Series 2025-1 Class A-2 Anticipated Repayment Date. The “Series 2025-1 Anticipated Repayment Date” means, with respect to the Series 2025-1 Class A-2 Notes, the Quarterly Payment Date occurring in August 2032.
(c)
Payment of Class A-2 Accrued Quarterly Scheduled Principal Amount, Quarterly Scheduled Principal Amounts and Quarterly Scheduled Principal Deficiency Amounts with respect to the Series 2025-1 Class A-2 Notes.

(i) Class A-2 Accrued Quarterly Scheduled Principal Amounts will be allocated on each Weekly Allocation Date in accordance with the Priority of Payments, in the amount so available, and failure to pay any Class A-2 Accrued Quarterly Scheduled Principal Amounts in excess of available amounts in accordance with the foregoing shall not be an Event of Default.

(ii) Quarterly Scheduled Principal Amounts shall be due and payable on each Quarterly Payment Date prior to the Series 2025-1 Anticipated Repayment Date, commencing on the Quarterly Payment Date in November 2025, in accordance with Section 5.14 (Quarterly Payment Date Applications) of the Base Indenture, in the amount so available, and failure to pay any Quarterly Scheduled Principal Amounts in excess of available amounts in accordance with the foregoing will not be an Event of Default; provided that Quarterly Scheduled Principal Amounts shall only be due and payable on a Quarterly Payment Date if the Series 2025-1 Non-Amortization Test is not satisfied with respect to such Quarterly Payment Date; provided, further that if the Series 2025-1 Non-Amortization Test is satisfied, the Master Issuer may, at its option, prior to the Series 2025-1 Anticipated Repayment Date, pay all or any part of such Quarterly Scheduled Principal Amounts on such Quarterly Payment Date.

(iii) On each Weekly Allocation Date and each Quarterly Payment Date, the Quarterly Scheduled Principal Deficiency Amount, if any, with respect to such Weekly Allocation Date or Quarterly Payment Date shall be allocated or due and payable, respectively, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.14 (Quarterly Payment Date Applications) of the Base Indenture, in the amount so available, and failure to pay any Quarterly Scheduled Principal Deficiency Amounts in excess of available amounts in accordance with the foregoing shall not be an Event of Default.

(iv) For each Weekly Allocation Date with respect to which the Series 2025-1 Non-Amortization Test was satisfied as of the most recent Non-Amortization Test Date, the Master Issuer may elect not to allocate to the Senior Notes Principal Payment Account an amount equal to the Senior Notes Accrued Scheduled Principal Payment Amount with respect to the Offered Notes (by electing to deem, as set forth in the related Weekly Manager’s Certificate, the Series 2025-1 Class A-2 Notes Scheduled Principal Payment Amount in respect of the related Quarterly Payment Date to be zero).

(d)
Series 2025-1 Mandatory Payments of Principal.

(i) During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2025-1 Notes (sequentially, in alphanumerical order of Class A Notes) as and when amounts are made available for payment thereof (x) on any related Weekly Allocation Date in accordance with the Priority of Payments and (y) on such Quarterly Payment Date in accordance with Section 5.14 (Quarterly Payment Date Applications) of the Base Indenture, in the amount so available, together with any Series 2025-1 Class A-2 Make-Whole Prepayment Premium required to be paid in connection therewith pursuant to Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments) of this Series Supplement; provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2025-1 Class A-2 Make-Whole Prepayment Premium is not paid because insufficient funds are available to pay such Series 2025-1 Class A-2 Make-Whole Prepayment Premium, in accordance with the Priority of Payments. Such payments shall be ratably allocated among the Series 2025-1 Class A-2 Noteholders, based on their respective portion of the Series 2025-1 Class A-2 Outstanding Principal Amount and unpaid amounts will continue to be due and payable on later payment dates.

(e)
Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments. In connection with any (i) mandatory prepayment of any Series 2025-1 Class A-2 Notes made during a Rapid Amortization Period pursuant to Section 2.05(d) (Payment of Series 2025-1 Note Principal—Series 2025-1 Mandatory Payments of Principal), (ii) prepayments funded with Asset Disposition Proceeds pursuant to Section 2.05(j) (Payment of Series 2025-1 Note Principal—Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds) or (iii) any optional prepayment of any Series 2025-1 Class A-2 Notes made pursuant to Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) (each, a “Series 2025-1 Class A-2 Prepayment”), in each case prior to the Quarterly Payment Date in the 36th month prior to the Series 2025-1 Anticipated Repayment Date (the “Make-Whole End Date”), the Master Issuer shall pay, in the manner described herein, the Series 2025-1 Class A-2 Make-Whole Prepayment Premium; provided that no such Series 2025-1 Class A-2 Make-Whole Prepayment Premium shall be payable in connection with (A) any prepayment funded by Indemnification Amounts or Insurance/Condemnation Proceeds or (B) Quarterly Scheduled Principal Amounts (including those paid, in whole or in part, at the option of the Master Issuer on a Quarterly Payment Date with respect to which the Series 2025-1 Non-Amortization Test has been satisfied) or Quarterly Scheduled Principal Deficiency Amounts.
(f)
Optional Prepayment of Series 2025-1 Class A-2 Notes. In addition to any right to optionally prepay any or all of the Notes in accordance with the Base Indenture, including Section 5.14(p) (Quarterly Payment Date Applications) of the Base Indenture, and subject to Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments) and Section 2.05(g) (Payment of Series 2025-1 Note Principal—Notices of Optional Prepayments) of this Series Supplement, the Master Issuer shall have the option to prepay the Outstanding Principal Amount in whole or in part on any Business Day or on any date a mandatory prepayment is made and that is specified as the Series 2025-1 Prepayment Date in the applicable Prepayment Notices; provided that the Master Issuer shall not make any optional prepayment in part pursuant to this Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) in a principal amount for any single prepayment in part of less than $1 million on any Business Day (except that any such prepayment may be in a principal amount less than such amount if effected on the same day as any partial mandatory prepayment or repayment pursuant to this Series Supplement); provided, further, that no such optional prepayment may be made unless (i) the amount on deposit in the Series 2025-1 A-2 Distribution Account (including amounts to be transferred from the Cash Trap Reserve Account) is sufficient to pay the principal amount to be prepaid, and the amount on deposit in the Senior Notes Principal Payment Account to be prepaid is sufficient to pay any Series 2025-1 Class A-2 Make-Whole Prepayment Premium required pursuant to Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments), in each case, payable on the relevant Series 2025-1 Class A-2 Prepayment Date; (ii) (A) the amount on deposit in the Senior Notes Interest Payment Account that is allocable to the Outstanding Principal Amount to be prepaid is sufficient to pay the Class A-2 Quarterly Interest to but excluding the relevant Series 2025-1 Prepayment Date relating to the Outstanding Principal Amount to be prepaid (other than any Post-ARD Contingent Interest) and (B) only if such optional prepayment is a prepayment of the Series 2025-1 Class A-2 Notes in whole, (x) the amount on deposit in the Senior Notes Post-ARD Contingent Interest Account that is allocable to the Series 2025-1 Class A-2 Notes is sufficient to pay the Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest accrued through such Series 2025-1 Prepayment Date and (y) the amounts on deposit in the Collection Account and the Management Accounts are (in the Manager’s determination) reasonably expected to be sufficient to pay all Securitization Operating Expenses attributable to the Series 2025-1 Class A-2 Notes on the next Weekly

Allocation Date or, in each case, such amounts have been either paid in the case of clause (B)(y) or deposited to the Series 2025-1 A-2 Distribution Account pursuant to Section 2.05(h) (Payment of Series 2025-1 Note Principal—Series 2025-1 Prepayments); and (iii) the Master Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate). The Master Issuer may prepay the Series 2025-1 Class A-2 Notes in full on any Business Day regardless of the number of prior optional prepayments or any minimum payment requirement.
(g)
Notices of Optional Prepayments. The Master Issuer shall give prior written notice (each, a “Prepayment Notice”) at least ten (10) Business Days but not more than twenty (20) Business Days prior to any Series 2025-1 Prepayment Date pursuant to Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) to each Series 2025-1 Class A-2 Noteholder, the Rating Agency, the Servicer, the Control Party and the Trustee (with a copy of such notice provided to the Back-Up Manager); provided that at the request of the Master Issuer, such notice to the Series 2025-1 Class A-2 Noteholders shall be given by the Trustee in the name and at the expense of the Master Issuer. In connection with any such Prepayment Notice, the Master Issuer shall provide a written report to the Trustee directing the Trustee to distribute such prepayment in accordance with the applicable provisions of Section 2.05(k) (Payment of Series 2025-1 Note Principal—Distributions of Series 2025-1 Class A-2 Optional Prepayment) of this Series Supplement. With respect to each such Series 2025-1 Class A-2 Prepayment, the related Prepayment Notice shall specify (i) the Series 2025-1 Prepayment Date on which such prepayment will be made, which in all cases shall be a Business Day, (ii) the Series 2025-1 Prepayment Amount and the Series 2025-1 Class A-2 Make-Whole Prepayment Premium, if applicable, and (iii) the date on which the applicable Series 2025-1 Class A-2 Make-Whole Prepayment Premium, if any, to be paid in connection therewith will be calculated, which calculation date shall be no earlier than the fifth (5th) Business Day before such Series 2025-1 Prepayment Date (the “Series 2025-1 Class A-2 Make-Whole Premium Calculation Date”). The Master Issuer shall have the option, by written notice to the Trustee, the Servicer, the Control Party, the Rating Agency and the Series 2025-1 Class A-2 Noteholders, to withdraw, or amend the Series 2025-1 Prepayment Date set forth in any Prepayment Notice relating to an optional prepayment at any time up to and including the second (2nd) Business Day before the Series 2025-1 Prepayment Date set forth in such Prepayment Notice. Any such optional prepayment and Prepayment Notice may, in the Master Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent (including the contemporaneous closing of a financing the proceeds of which will be used to fund all or a portion of such prepayment). If such conditions precedent are not satisfied, the Master Issuer may cancel such optional prepayment in its sole discretion at any time prior to the second (2nd) Business Day prior to the prepayment date set forth in the applicable prepayment notice by providing notice to the Trustee (who shall forward such notice to the applicable Noteholders) and the Control Party. The Master Issuer shall have the option to provide in any Prepayment Notice that the payment of the amounts set forth in Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) and the performance of the Master Issuer’s obligations with respect to such optional prepayment may be performed by another Person. All Prepayment Notices shall be transmitted by email to (A) each Series 2025-1 Class A-2 Noteholder that will receive a prepayment to the extent such Series 2025-1 Class A-2 Noteholder has provided an email address to the Trustee and (B) the Rating Agency, the Servicer and the Trustee. A Prepayment Notice may be revoked or amended by the Master Issuer if the Trustee receives written notice of such revocation or amendment no later than 12:00 p.m. (Eastern time) up to and including the second (2nd) Business Day prior to the applicable Series 2025-1 Prepayment Date. The Master Issuer shall give written notice of such revocation or amendment to the Servicer, and at the request of the Master Issuer, the Trustee shall forward the notice of revocation or amendment to each Series 2025-1 Class A-2 Noteholder previously sent a Prepayment Notice for such Series 2025-1 Prepayment Date.

(h)
Series 2025-1 Prepayments. On each Series 2025-1 Prepayment Date with respect to any Series 2025-1 Prepayment, the Series 2025-1 Prepayment Amount and the Series 2025-1 Class A-2 Make-Whole Prepayment Premium, if any, shall be due and payable. The Master Issuer shall pay the Series 2025-1 Prepayment Amount together with the applicable Series 2025-1 Class A-2 Make-Whole Prepayment Premium, if any, by depositing such amounts in the applicable Indenture Trust Accounts in accordance with the Priority of Payments or the Series 2025-1 Distribution Account pursuant to Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes), in each case, on or prior to the related Series 2025-1 Prepayment Date to be distributed in accordance with Section 5.14 (Quarterly Payment Date Applications) of the Base Indenture, Section 2.03 (Certain Distributions from the Series 2025-1 Distribution Account and the Collection Account), or Section 2.05(k) (Payment of Series 2025-1 Note Principal—Distributions of Series 2025-1 Class A-2 Optional Prepayment), as applicable.
(i)
Prepayment Premium Not Payable. For the avoidance of doubt, there is no Series 2025-1 Class A-2 Make-Whole Prepayment Premium payable as a result of (i) the application of Indemnification Amounts or Insurance/Condemnation Proceeds allocated to the Series 2025-1 Class A-2 Notes pursuant to priority (i) of the Priority of Payments, (ii) the payment of any Quarterly Scheduled Principal Amounts (including those paid, in part or in full, at the election of the Master Issuer on a Quarterly Payment Date with respect to which the Series 2025-1 Non-Amortization Test has been satisfied) or Quarterly Scheduled Principal Deficiency Amounts and (iii) any prepayment on or after the Make-Whole End Date.
(j)
Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds. Any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Account in accordance with Section 5.12(d) (Deposits, Withdrawals and Collections) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Account in accordance with Section 5.12(a) (Deposits, Withdrawals and Collections) of the Base Indenture and any such funds allocable to the Series 2025-1 Class A-2 Notes shall be deposited in the Series 2025-1 Distribution Account and used to prepay the Series 2025-1 Class A-2 Notes and on the Quarterly Payment Date immediately succeeding such deposit. In connection with any prepayment made with Indemnification Amounts or Insurance/Condemnation Proceeds pursuant to this Section 2.05(j) (Payment of Series 2025-1 Note Principal—Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds), the Master Issuer shall not be obligated to pay any prepayment premium. The Master Issuer shall, however, be obligated to pay any applicable Series 2025-1 Class A-2 Make-Whole Prepayment Premium required to be paid pursuant to Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments) of this Series Supplement in connection with any prepayment made with Asset Disposition Proceeds pursuant to this Section 2.05(j) (Payment of Series 2025-1 Note Principal—Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds); provided, for avoidance of doubt, that it shall not constitute an Event of Default if any such Series 2025-1 Class A-2 Make-Whole Prepayment Premium is not paid because insufficient funds are available to pay such Series 2025-1 Class A-2 Make-Whole Prepayment Premium in accordance with the Priority of Payments.
(k)
Distributions of Series 2025-1 Class A-2 Optional Prepayment. On the Series 2025-1 Prepayment Date for a Series 2025-1 Class A-2 Prepayment to be made pursuant to Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes), the Trustee shall, in accordance with Section 6.01 (Distributions in General) of the Base Indenture (except that notwithstanding anything to the contrary therein, in the case of a prepayment to be made on a date that is not a Quarterly Payment Date, references to the distributions being made on a Quarterly Payment Date shall be deemed to be references to distributions made on such Series 2025-1 Prepayment Date and references to the Record Date shall be deemed to be references to the Prepayment Record Date) and based solely on either a written report which shall be provided by the Master Issuer to the Trustee or the applicable Quarterly

Noteholders’ Report, as applicable, and shall direct the Trustee to distribute to the Series 2025-1 Class A-2 Noteholders of record on the preceding Prepayment Record Date the amount deposited in the Series 2025-1 Distribution Account pursuant to Section 2.05(h) (Payment of Series 2025-1 Note Principal—Series 2025-1 Prepayments) with respect to such Series 2025-1 Class A-2 Prepayment, in order to repay the applicable portion of the Series 2025-1 Class A-2 Outstanding Principal Amount. Such written report shall include (A) the Series 2025-1 Prepayment Amount to be transferred from the Collection Account to the Series 2025-1 Class A-2 Distribution Account and/or if applicable, the source of other funds to be deposited into the Series 2025-1 Class A-2 Distribution Account for such prepayment, (B) the amount to be distributed to the Series 2025-1 Class A-2 Notes in respect of principal, interest and, if any, Series 2025-1 Class A-2 Make-Whole Prepayment Premium, (C) if any Series 2025-1 Class A-2 Notes are not Book-entry Notes, the portion of such distributions to be made to each such Noteholder, (D) confirmation that the conditions set forth in Section 3.6(g) have been satisfied. All accrued and unpaid interest on the Series 2025-1 Class A-2 Outstanding Principal Amount prepaid and any related Series 2025-1 Class A-2 Make-Whole Prepayment Premium due to the Series 2025-1 Class A-2 Noteholders shall be payable on the immediately following Quarterly Payment Date in accordance with the Priority of Payments.
(l)
Series 2025-1 Notices of Final Payment. The Master Issuer shall notify the Trustee, the Servicer and the Rating Agency on or before the Prepayment Record Date preceding the Series 2025-1 Prepayment Date that will be the Series 2025-1 Final Payment Date; provided, however, that with respect to any Series 2025-1 Final Payment that is made in connection with any mandatory or optional prepayment in full, the Master Issuer shall not be obligated to provide any additional notice to the Trustee or the Rating Agency of such Series 2025-1 Final Payment beyond the notice required to be given in connection with such prepayment pursuant to Section 2.05(g) (Payment of Series 2025-1 Note Principal—Notices of Optional Prepayments) of this Series Supplement. The Trustee shall provide any written notice required under this Section 2.05(l) (Payment of Series 2025-1 Note Principal—Series 2025-1 Notices of Final Payment) to each Person in whose name a Series 2025-1 Note is registered at the close of business on such Prepayment Record Date of the Series 2025-1 Prepayment Date that will be the Series 2025-1 Final Payment Date. Such written notice to be sent to the Series 2025-1 Class A-2 Noteholders shall be made at the expense of the Master Issuer and shall be posted on the Trustee’s website and emailed by the Trustee within five (5) Business Days of receipt of notice from the Master Issuer indicating that the Series 2025-1 Final Payment will be made and shall specify that such Series 2025-1 Final Payment will be payable only upon presentation and surrender of the Series 2025-1 Notes, which such surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Back-Up Manager, the Trustee, the Servicer (including in its capacity as Control Party) and their affiliates, and shall specify the place where the Series 2025-1 Notes may be presented and surrendered for such Series 2025-1 Final Payment. If a Quarterly Payment Date occurs on or prior to the Series 2025-1 Final Payment and the Series 2025-1 Notes have not been surrendered, no payments shall be made to the holders of such Notes on such Quarterly Payment Date and the final payment shall be made only upon surrender.

Section 2.06 Series 2025-1 Distribution Account.

(a)
Establishment of Series 2025-1 Distribution Account. The Master Issuer has established with the Trustee the Series 2025-1 Distribution Account in the name of the Master Issuer subject to the lien of the Trustee for the benefit of the Series 2025-1 Class A-2 Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2025-1 Class A-2 Noteholders. The Series 2025-1 Distribution Account shall be an Eligible Account. Initially, the Series 2025-1 Distribution Account will be established with the Trustee. Any and all amounts held in the Series 2025-1 Distribution Account shall remain uninvested.

(b)
Series 2025-1 Distribution Account Constitutes Additional Collateral for Series 2025-1 Class A-2 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2025-1 Class A-2 Notes, the Master Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2025-1 Class A-2 Noteholders, all of the Master Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2025-1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2025-1 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2025-1 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2025-1 Distribution Account Collateral”).
(c)
Termination of Series 2025-1 Distribution Account. On or after the date on which all accrued and unpaid interest on and principal of all Outstanding Series 2025-1 Notes have been paid, the Trustee, acting in accordance with the written instructions of the Master Issuer (or the Manager on its behalf), shall withdraw from the Series 2025-1 Distribution Account all amounts on deposit therein and deposit all such amounts into the Collection Account for distribution pursuant to the Priority of Payments and all Liens with respect to the Series 2025-1 Distribution Account created in favor of the Trustee for the benefit of the Series 2025-1 Class A-2 Noteholders under this Series Supplement shall be automatically released, and the Trustee, upon written request of the Master Issuer, at the written direction of the Control Party, shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at the Master Issuer’s expense to effect or evidence the release by the Trustee of the Series 2025-1 Class A-2 Noteholders’ security interest in the Series 2025-1 Distribution Account Collateral.

Section 2.07 Trustee as Securities Intermediary. (a) The Trustee or other Person holding the Series 2025-1 Distribution Account shall be the “Series 2025-1 Securities Intermediary”. If the Series 2025-1 Securities Intermediary in respect of the Series 2025-1 Distribution Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Series 2025-1 Securities Intermediary set forth in this Section 2.07 (Trustee as Securities Intermediary).

(b)
The Series 2025-1 Securities Intermediary agrees that:

(i) The Series 2025-1 Distribution Account is an account to which Financial Assets will or may be credited;

(ii) The Series 2025-1 Distribution Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Series 2025-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) All securities or other property (other than cash) underlying any Financial Assets credited to the Series 2025-1 Distribution Account shall be registered in the name of the Series 2025-1 Securities Intermediary, indorsed to the Series 2025-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2025-1 Securities Intermediary, and in no case will any Financial Asset credited to the Series 2025-1 Distribution Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv) All property delivered to the Series 2025-1 Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2025-1 Distribution Account;

(v) Each item of property (whether investment property, security, instrument or cash) credited to the Series 2025-1 Distribution Account shall be treated as a Financial Asset;

(vi) If at any time the Series 2025-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2025-1 Distribution Account, the Series 2025-1 Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, any other Securitization Entity or any other Person;

(vii) The Series 2025-1 Distribution Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to the Series 2025-1 Securities Intermediary’s jurisdiction and the Series 2025-1 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York. The parties further agree that with respect to the Series 2025-1 Distribution Account the law applicable to all the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary shall be the law of the State of New York;

(viii) The Series 2025-1 Securities Intermediary has not entered into, and until termination of this Series Supplement will not enter into, any agreement with any other Person relating to the Series 2025-1 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2025-1 Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Series 2025-1 Securities Intermediary to comply with entitlement orders as set forth in Section 2.07(b)(vi) (Trustee as Securities Intermediary) of this Series Supplement; and

(ix) Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2025-1 Distribution Account, neither the Series 2025-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Series 2025-1 Distribution Account or any Financial Asset credited thereto. If the Series 2025-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Series 2025-1 Distribution Account or any Financial Asset carried therein, the Series 2025-1 Securities Intermediary will promptly notify the Trustee, the Manager, the Servicer and the Master Issuer thereof.

(c)
At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2025-1 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2025-1 Distribution Account; provided, however, that at all other times the Master Issuer shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2025-1 Distribution Account.

Section 2.08 Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer. The Series

2025-1 Class A-2 Noteholders by their acceptance of the Series 2025-1 Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer. Any such reports and notices that are required to be delivered to the Series 2025-1 Class A-2 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.03 (Reports, Financial Statements and Other Information to Noteholders) of the Base Indenture.

Section 2.09 Replacement of Ineligible Accounts. If, at any time, the Series 2025-1 Distribution Account shall cease to be an Eligible Account (each, a “Series 2025-1 Ineligible Account”), the Master Issuer shall (i) within five (5) Business Days of obtaining Actual Knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining Actual Knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2025-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Series 2025-1 Distribution Account maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2025-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Series 2025-1 Class A-2 Noteholders, and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement. The Trustee shall have no obligation to determine whether the Series 2025-1 Class A-2 Distribution Account is or continues to be an Eligible Account.

ARTICLE III

FORM OF SERIES 2025-1 NOTES

Section 3.01 Issuance of Series 2025-1 Class A-2 Notes. The Series 2025-1 Class A-2 Notes in the aggregate may be offered and sold in the Series 2025-1 Class A-2 Initial Principal Amount on the Series 2025-1 Closing Date by the Master Issuer pursuant to the Series 2025-1 Class A-2 Note Purchase Agreement. The Series 2025-1 Class A-2 Notes will be resold initially only to (A) the Master Issuer or an Affiliate of the Master Issuer, (B) in the United States, to Persons that are QIBs in reliance on Rule 144A and that are not Competitors and (C) outside the United States, to Persons that are neither a U.S. person (as defined in Regulation S, a “U.S. Person”) in reliance on Regulation S nor Competitors. The Series 2025-1 Class A-2 Notes may thereafter be transferred in reliance on Rule 144A and/or Regulation S and in accordance with the procedure described herein. The Series 2025-1 Class A-2 Notes will be Book-Entry Notes and DTC will be the Depository for the Series 2025-1 Class A-2 Notes. The Applicable Procedures shall apply to transfers of beneficial interests in the Series 2025-1 Class A-2 Notes. The Series 2025-1 Class A-2 Notes shall be issued in minimum denominations of $50,000 and integral multiples of $1,000 in excess thereof.

(a)
Rule 144A Global Notes. The Series 2025-1 Class A-2 Notes offered and sold in their initial resale in reliance upon Rule 144A will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-1-1 hereto, registered in the name of Cede & Co. (“Cede”), as nominee of DTC, and deposited with the Trustee, as custodian for DTC (collectively, for purposes of this Section 3.01 (Issuance of Series 2025-1 Class A-2 Notes) and Section 3.02 (Transfer Restrictions of Series 2025-1 Class A-2 Notes), the “Rule 144A Global Notes”). The aggregate initial principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate initial principal amount of the corresponding class of Temporary Regulation S Global Notes or Permanent Regulation S Global Notes, as hereinafter provided.
(b)
Temporary Regulation S Global Notes and Permanent Regulation S Global Notes. Any Series 2025-1 Class A-2 Notes offered and sold on the Series 2025-1 Closing Date in reliance upon Regulation S will be issued in the form of one or more global notes in fully registered form, without coupons, substantially in the form set forth in Exhibit A-1-2 hereto, registered in the name of Cede, as nominee of DTC, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts at DTC of the designated agents holding on behalf of Euroclear or Clearstream. Until such time as the Restricted Period shall have terminated with respect to any Series 2025-1 Class A-2 Note, such Series 2025-1 Class A-2 Notes shall be referred to herein collectively, for purposes of this Section 3.01 (Issuance of Series 2025-1 Class A-2 Notes) and Section 3.02 (Transfer Restrictions of Series 2025-1 Class A-2 Notes), as the “Temporary Regulation S Global Notes”. After such time as the Restricted Period shall have terminated, the Temporary Regulation S Global Notes shall be exchangeable, in whole or in part, for interests in one or more permanent global notes in registered form without interest coupons, substantially in the form set forth in Exhibit A-1-3 hereto, as hereinafter provided (collectively, for purposes of this Section 3.01 (Issuance of Series 2025-1 Class A-2 Notes) and Section 3.02 (Transfer Restrictions of Series 2025-1 Class A-2 Notes), the “Permanent Regulation S Global Notes”). The aggregate principal amount of the Temporary Regulation S Global Notes or the Permanent Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase of aggregate principal amount of the corresponding Rule 144A Global Notes, as hereinafter provided.
(c)
Definitive Notes. The Series 2025-1 Global Notes shall be exchangeable in their entirety for one or more definitive notes in registered form, without interest coupons (collectively, for purposes of this Section 3.01 (Issuance of Series 2025-1 Class A-2 Notes) and Section 3.02 (Transfer Restrictions of Series 2025-1 Class A-2 Notes) of this Series Supplement, the “Definitive Notes”) pursuant to Section 2.13 (Definitive Notes) of the Base Indenture and this Section 3.01(c) (Issuance of Series 2025-1 Class A-2 Notes) in accordance with their terms and, upon complete exchange thereof, such Series 2025-1 Global Notes shall be surrendered for cancellation at the applicable Corporate Trust Office.

Section 3.02 Transfer Restrictions of Series 2025-1 Class A-2 Notes. (a) A Series 2025-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, or to a successor Depository or to a nominee of a successor Depository, and no such transfer to any such other Person may be registered; provided, however, that this Section 3.02(a) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) shall not prohibit any transfer of a Series 2025-1 Class A-2 Note that is issued in exchange for a Series 2025-1 Global Note in accordance with Section 2.08 (Transfer and Exchange) of the Base Indenture and shall not prohibit any transfer of a beneficial interest in a Series 2025-1 Global Note effected in accordance with the other provisions of this Section 3.02 (Transfer Restrictions of Series 2025-1 Class A-2 Notes).

(b)
The transfer by a Series 2025-1 Note Owner holding a beneficial interest in a Series 2025-1 Class A-2 Note in the form of a Rule 144A Global Note to a Person that wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and not a Competitor, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Master Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
(c)
If a Series 2025-1 Note Owner holding a beneficial interest in a Series 2025-1 Class A-2 Note in the form of a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Temporary Regulation S Global Note, or to transfer such interest to a Person that wishes to take delivery thereof in the form of a beneficial interest in the Temporary Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 3.02(c) (Transfer Restrictions of Series 2025-1 Class

A-2 Notes). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Temporary Regulation S Global Note, in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit B-1 hereto given by the Series 2025-1 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of the Rule 144A Global Note, and to increase the principal amount of the Temporary Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Temporary Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.
(d)
If a Series 2025-1 Note Owner holding a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Permanent Regulation S Global Note, or to transfer such interest to a Person that wishes to take delivery thereof in the form of a beneficial interest in the Permanent Regulation S Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 3.02(d) (Transfer Restrictions of Series 2025-1 Class A-2 Notes). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Permanent Regulation S Global Note in a principal amount equal to that of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit B-2 hereto given by the Series 2025-1 Note Owner holding such beneficial interest in such Rule 144A Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Rule 144A Global Note, and to increase the principal amount of the Permanent Regulation S Global Note, by the principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Permanent Regulation S Global Note having a principal amount equal to the amount by which the principal amount of such Rule 144A Global Note was reduced upon such exchange or transfer.
(e)
If a Series 2025-1 Note Owner holding a beneficial interest in a Temporary Regulation S Global Note or a Permanent Regulation S Global Note wishes at any time to exchange its interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer such interest to a Person that wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 3.02(e) (Transfer Restrictions of Series 2025-1 Class A-2 Notes). Upon receipt by the Registrar, at the applicable Corporate Trust Office, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Rule 144A Global Note in a principal amount equal to that of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, a certificate in substantially the form set forth in Exhibit B-3 hereto given by such Series 2025-1 Note Owner holding such beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, the Registrar shall instruct the Trustee, as custodian of DTC, to reduce the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, and to increase the principal amount of the Rule 144A Global Note, by the principal amount of the beneficial interest in such Temporary Regulation S Global Note or such Permanent Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Rule 144A Global Note having a principal amount equal to the amount by which the principal amount of such Temporary Regulation S Global Note or such Permanent Regulation S Global Note, as the case may be, was reduced upon such exchange or transfer.
(f)
In the event that a Series 2025-1 Global Note or any portion thereof is exchanged for Series 2025-1 Class A-2 Notes other than Series 2025-1 Global Notes, such other Series 2025-1 Class A-2 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2025-1 Class A-2 Notes that are not Series 2025-1 Global Notes or for a beneficial interest in a Series 2025-1 Global Note (if any is then outstanding) only in accordance with such procedures as may be adopted from time to time by the Master Issuer and the Registrar, which shall be substantially consistent with the provisions of Section 3.02(a) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) through Section 3.02(e) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) and Section 3.02(g) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) of this Series Supplement (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2025-1 Global Note comply with Rule 144A or Regulation S, as the case may be) and any Applicable Procedures.
(g)
Until the termination of the Restricted Period with respect to any Series 2025-1 Class A-2 Note, interests in the Regulation S Global Notes representing such Series 2025-1 Class A-2 Note may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 3.02(g) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) shall not prohibit any transfer in accordance with Section 3.02(d) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) of this Series Supplement. After the expiration of the applicable Restricted Period, interests in the Permanent Regulation S Global Notes may be transferred without requiring any certifications other than those set forth in this Section 3.02 (Transfer Restrictions of Series 2025-1 Class A-2 Notes).
(h)
The Rule 144A Global Notes, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2025-1 CLASS A-2 NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION, AND JERSEY MIKE’S FUNDING, LLC (THE “MASTER ISSUER”) HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”).

THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE MASTER ISSUER OR AN AFFILIATE THEREOF, (B) IN THE UNITED STATES, TO A PERSON THAT IS NOT A COMPETITOR AND THAT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT (“RULE 144A”), ACTING FOR ITS OWN ACCOUNT OR ONE OR

MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION OR (C) OUTSIDE THE UNITED STATES, TO A PERSON THAT IS NEITHER A COMPETITOR NOR A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE 1933 ACT (“REGULATION S”), ACTING FOR ITS OWN ACCOUNT OR ONE OR MORE ACCOUNTS WITH RESPECT TO WHICH SUCH PERSON EXERCISES SOLE INVESTMENT DISCRETION, NONE OF WHICH ARE A U.S. PERSON, IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S, AND, IN EACH CASE, IN COMPLIANCE WITH THE CERTIFICATIONS AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR THE UNITED STATES AND ANY OTHER RELEVANT JURISDICTION.

BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER (IF NOT THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER) REPRESENTS THAT IT IS NOT A COMPETITOR AND (A) IT IS EITHER (X) A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A OR (Y) NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, AS APPLICABLE, (B) IT IS ACTING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PERSON WHICH IS EITHER (X) A QUALIFIED INSTITUTIONAL BUYER OR (Y) NOT A U.S. PERSON, AND IN EACH CASE WITH RESPECT TO WHICH IT EXERCISES SOLE INVESTMENT DISCRETION, (C) IT AND EACH ACCOUNT FOR WHICH IT IS PURCHASING WILL HOLD AND TRANSFER AT LEAST THE MINIMUM DENOMINATION OF NOTES, (D) IT UNDERSTANDS THAT THE MASTER ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN ITS NOTES FROM ONE OR MORE BOOK-ENTRY DEPOSITORIES AND (E) IT WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS TO ANY SUBSEQUENT TRANSFEREES.

EACH PERSON (IF NOT THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER) TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE MADE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE. EACH PERSON TAKING DELIVERY OF THIS NOTE OR AN INTEREST IN THIS NOTE IN THE FORM OF AN INTEREST IN A GLOBAL NOTE WILL BE REQUIRED TO DELIVER THE APPLICABLE TRANSFER CERTIFICATE IN THE FORM REQUIRED BY THE INDENTURE AND WILL BE REQUIRED TO MAKE THE APPLICABLE REPRESENTATIONS AND AGREEMENTS REFERRED TO IN THE INDENTURE.

ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT AND WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO ANY PERSON CAUSING SUCH VIOLATION, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE MASTER ISSUER, THE TRUSTEE OR ANY INTERMEDIARY.

[IF THE HOLDER OF THIS NOTE IS DETERMINED TO BE A COMPETITOR OR NOT TO HAVE BEEN A QUALIFIED INSTITUTIONAL BUYER AT THE TIME OF ACQUISITION OF THIS NOTE, THE MASTER ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER THAT IS A QUALIFIED INSTITUTIONAL BUYER AND NOT A COMPETITOR. THE MASTER ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER OR THAT IS A COMPETITOR.]1

[IF THE HOLDER OF THIS NOTE IS DETERMINED TO BE A COMPETITOR OR HAVE BEEN A “U.S. PERSON” AT THE TIME OF ACQUISITION OF THIS NOTE, THE MASTER ISSUER HAS THE RIGHT TO REQUIRE SUCH HOLDER TO SELL THIS NOTE TO A PURCHASER THAT IS NOT A “U.S. PERSON” AND THAT IS NOT A COMPETITOR. THE MASTER ISSUER ALSO HAS THE RIGHT TO REFUSE TO HONOR A TRANSFER TO A PERSON THAT IS A “U.S. PERSON” OR THAT IS A COMPETITOR.]2

BY ACCEPTING THIS NOTE, EACH PURCHASER COVENANTS THAT IT WILL NOT AT ANY TIME PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE LATEST MATURING NOTE, INSTITUTE AGAINST, OR JOIN WITH ANY OTHER PERSON IN INSTITUTING AGAINST, ANY SECURITIZATION ENTITY ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS, UNDER ANY FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

(i)
The Series 2025-1 Class A-2 Notes Temporary Regulation S Global Notes shall also bear the following legend:

UNTIL FORTY (40) DAYS AFTER THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES FROM OUTSIDE OF THE UNITED STATES, THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT SUCH HOLDER IS EITHER NOT A “U.S. PERSON” OR THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER, AND THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE 1933 ACT AND AGREES FOR THE BENEFIT OF THE MASTER ISSUER THAT THIS NOTE MAY BE TRANSFERRED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO THE MASTER ISSUER OR AN AFFILIATE OF THE MASTER ISSUER AND IN COMPLIANCE WITH THE 1933 ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (I) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE 1933 ACT OR (II) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE 1933 ACT.

1 Applicable to 144A Notes only.

2 Applicable to Reg S Notes only

(j)
The Series 2025-1 Global Notes issued in connection with the Series 2025-1 Class A-2 Notes shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, 55 WATER STREET, NEW YORK, NEW YORK 10004, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE.

LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE MASTER ISSUER OR THE REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.

(k)
The required legends set forth above shall not be removed from the Series 2025-1 Class A-2 Notes except as provided herein. The legend required for a Rule 144A Global Note may be removed from such Rule 144A Global Note if there is delivered to the Master Issuer and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required by the Master Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Rule 144A Global Note will not violate the registration requirements of the 1933 Act. Upon provision of such satisfactory evidence, the Trustee at the direction of the Master Issuer (or the Manager on its behalf), shall authenticate and deliver in exchange for such Rule 144A Global Note a Series 2025-1 Class A-2 Note or Series 2025-1 Class A-2 Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Rule 144A Global Note has been removed from a Series 2025-1 Class A-2 Note as provided above, no other Series 2025-1 Class A-2 Note issued in exchange for all or any part of such Series 2025-1 Class A-2 Note shall bear such legend, unless the Master Issuer has reasonable cause to believe that such other Series 2025-1 Class A-2 Note is a “restricted security” within the meaning of Rule 144 under the 1933 Act and instructs the Trustee to cause a legend to appear thereon.

Section 3.03 Note Owner Representations and Warranties. Each Person that becomes a Note Owner of a beneficial interest in a Series 2025-1 Note pursuant to the Offering Memorandum will be deemed to represent, warrant and agree on the date such Person acquires any interest in any Series 2025-1 Note as follows: With respect to any sale of Series 2025-1 Notes pursuant to Rule 144A, it is a QIB pursuant to Rule 144A, and is aware that any sale of Series 2025-1 Notes to it will be made in reliance on Rule 144A. Its acquisition of Series 2025-1 Notes in any such sale will be for its own account or for the account of another QIB.

(b)
With respect to any sale of Series 2025-1 Notes pursuant to Regulation S, at the time the buy order for such Series 2025-1 Notes was originated, it was outside the United States and the offer was made to a Person that is not a U.S. Person, and was not purchasing for the account or benefit of a U.S. Person.

(c)
It will, and each account for which it is purchasing will, hold and transfer at least the minimum denomination of Series 2025-1 Notes.
(d)
It understands that the Master Issuer, the Manager and the Servicer may receive a list of participants holding positions in the Series 2025-1 Notes from one or more book-entry depositories.
(e)
It understands that the Manager, the Master Issuer and the Servicer may receive (i) a list of Note Owners that have requested access to the Trustee’s password-protected website or that have voluntarily registered as a Note Owner with the Trustee, (ii) copies of Permitted Recipient Certifications executed to obtain access to the Trustee’s password-protected website and (iii) copies of prospective investor confirmations of representations and warranties executed to obtain access to the Noteholder Materials.
(f)
It will provide to each person to which it transfers Series 2025-1 Notes notices of any restrictions on transfer of such Series 2025-1 Notes.
(g)
It understands that (i) the Series 2025-1 Notes are being offered in a transaction not involving any public offering in the United States within the meaning of the 1933 Act, (ii) the Series 2025-1 Notes have not been registered under the 1933 Act, (iii) such Series 2025-1 Notes may be offered, resold, pledged or otherwise transferred only (A) to the Master Issuer or an Affiliate of the Master Issuer, (B) in the United States to a Person that the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A and that is not a Competitor, (C) outside the United States to a Person that is neither a U.S. Person in a transaction meeting the requirements of Regulation S nor a Competitor and (iv) the purchaser will, and each subsequent holder of a Series 2025-1 Note is required to, notify any subsequent purchaser of a Series 2025-1 Note of the resale restrictions set forth in clause (iii) above.
(h)
It understands that the certificates evidencing the Rule 144A Global Notes will bear legends substantially similar to those set forth in Section 3.02(h) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) of this Series Supplement.
(i)
It understands that the certificates evidencing the Temporary Regulation S Global Notes will bear legends substantially similar to those set forth in Section 3.02(i) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) of this Series Supplement.
(j)
It understands that the certificates evidencing the Permanent Regulation S Global Notes will bear legends substantially similar to those set forth in Section 3.02(j) (Transfer Restrictions of Series 2025-1 Class A-2 Notes) of this Series Supplement.
(k)
Either (i) the purchaser or transferee is neither a Plan, nor a governmental, church, non-U.S. or other plan which is subject to Similar Law or (ii) the purchaser’s or transferee’s acquisition, holding and disposition of the Series 2025-1 Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any Similar Law).
(l)
If such purchaser or transferee is a Plan, it understands that it shall be deemed to represent, warrant and agree that (i) none of the Master Issuer, Guarantor, the Initial Purchasers or other party to the securitization transaction or other persons that provide marketing services, nor any of their affiliates, has provided, and none of them will provide, any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied as a primary basis in connection with its decision to invest in the Series 2025-1 Notes, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan in connection with the Plan’s investment in the Series 2025-1 Notes; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Series 2025-1 Notes.

(m)
It understands that any subsequent transfer of the Series 2025-1 Notes or any interest therein is subject to certain restrictions and conditions set forth in the Base Indenture and it agrees to be bound by, and not to resell, pledge or otherwise transfer the Series 2025-1 Notes or any interest therein except in compliance with, such restrictions and conditions and the 1933 Act.
(n)
It is not a Competitor.

Section 3.04 Limitation on Liability. None of the Master Issuer, Jersey Mike’s Franchise Systems, LLC, the Trustee, the Servicer, the Back-Up Manager, the Initial Purchasers, any Paying Agent, or any of their respective Affiliates shall have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Rule l44A Global Note or a Regulation S Global Note. None of the Master Issuer, Jersey Mike’s Franchise Systems, LLC, the Trustee, the Servicer, the Initial Purchasers, any Paying Agent or their respective Affiliates shall have any responsibility or liability with respect to any records maintained by the Noteholder with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein.

ARTICLE IV

GENERAL

Section 4.01 Information. On or before the date that is three (3) Business Days prior to each Quarterly Payment Date, the Master Issuer shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2025-1 Notes to the Trustee, each Rating Agency, the Servicer and each Paying Agent, with a copy to the Back-Up Manager, substantially in the form of Exhibit C hereto, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(a)
the total amount available to be distributed to Series 2025-1 Class A-2 Noteholders on such Quarterly Payment Date and payment instructions with respect thereto;
(b)
the amount of such distribution allocable to the payment of interest on each Class of the Series 2025-1 Notes;
(c)
the amount of such distribution allocable to the payment of principal of each Class of the Series 2025-1 Notes;
(d)
the amount of such distribution allocable to the payment of any Series 2025-1 Class A-2 Make-Whole Prepayment Premium, if any, on the Series 2025-1 Class A-2 Notes;
(e)
whether, to the Actual Knowledge of the Master Issuer, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event, Manager Termination Event or Servicer Termination Event has occurred as of the related Quarterly Calculation Date or any Cash Trapping Period is in effect, as of such Quarterly Calculation Date;
(f)
the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;
(g)
the number of Securitized Franchised Restaurants that are open for business as of the last day of the preceding Quarterly Collection Period;
(h)
the amount of Systemwide Sales as of the related Quarterly Calculation Date;

(i)
the amount on deposit in the Vendor Program Payment Reserve Account as of the related Quarterly Calculation Date;
(j)
the amount on deposit in a Concentration Account constituting Area Director Reserve Amounts as of the related Quarterly Calculation Date; and
(k)
the amount on deposit in the Senior Notes Interest Reserve Account (and the availability under any Interest Reserve Letter of Credit relating to the Senior Notes) and the amount on deposit in the Cash Trap Reserve Account, if any, in each case as of the close of business on the last Business Day of the preceding Quarterly Collection Period;

Any Series 2025-1 Class A-2 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.03 (Reports, Financial Statements and Other Information to Noteholders) of the Base Indenture.

Section 4.02 Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 4.03 Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 4.04 Certain Notices to the Rating Agency. The Master Issuer shall provide to the Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document.

Section 4.05 Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.01 (Duties of the Trustee) of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.04(e) (Control Party) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 4.06 Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 4.07 Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 4.08 Amendments. This Series Supplement may not be modified or amended except (i) with the written consent of the parties hereto and (ii) in accordance with the additional requirements set forth in Article XIII (Amendments) of the Base Indenture.

Section 4.09 Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2025-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2025-1 Notes that have been replaced or paid) to the Trustee for cancellation, (ii) the Master Issuer has paid all sums payable hereunder and, without duplication, (iii) the conditions set forth in Section 12.01(c) (Termination of the Master Issuer’s and Guarantors’ Obligations—Series Defeasance) of the Base Indenture have been satisfied with respect to the Series 2025-1 Notes; provided that any provisions of this Series Supplement required for the Series 2025-1 Final Payment to be made shall survive until the Series 2025-1 Final Payment is paid to the Series 2025-1 Class A-2 Noteholders.

Section 4.10 Entire Agreement. This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 4.11 1934 Act. The Master Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, that payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the 1934 Act.

Section 4.12 Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent according to Section 14.01 (Notices) of the Base Indenture. In addition, any notice or communication to the Rating Agency shall be sent to the following addresses:

If to S&P:

S&P Global Ratings

55 Water Street

42nd Floor

New York, NY 10041-0003

Attention: ABS Surveillance Group – New Assets

E-mail: [email address]

If to KBRA:

Kroll Bond Rating Agency, LLC

805 Third Avenue, 29th Floor

New York, NY 10022

Attention: ABS Surveillance

E-mail: [email address]

Section 4.13 Electronic Signatures and Transmission.

(a)
For purposes of this Series Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)
Any requirement in the Base Indenture that a document, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission.
(c)
Notwithstanding anything to the contrary in this Series Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 4.14 Calculation of Debt Service Coverage Ratio as of First Quarterly Payment Date. For the purposes of calculating the debt service coverage ratio (“DSCR”) as of the first Quarterly Payment Date after the Series 2025-1 Closing Date, Debt Service on the Series 2025-1 Notes shall be deemed to be the sum of (A) the product of (x) the amount referred to in clause (i) of the definition of “Debt Service” multiplied by (y) a fraction, the numerator of which is 90 and the denominator of which is the actual number of days elapsed during the period commencing on and including the Series 2025-1 Closing Date and ending on but excluding the Initial Quarterly Payment Date, plus (B) the amount referred to in clause (iv) of the definition of “Debt Service”.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Master Issuer, the Trustee and the Series 2025-1 Securities Intermediary has caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

JERSEY MIKE'S FUNDING, LLC,
a Delaware limited liability company, as Master Issuer

By	/s/ Walter Tombs
Name:	Walter Tombs
Title:	Treasurer

CITIBANK, N.A., not in its individual capacity but solely as Trustee and as Series 2025-1 Securities Intermediary
By:	/s/ Trang Tran-Rojas
Name:	Trang Tran-Rojas
Title:	Senior Trust Officer

ANNEX A

SERIES 2025-1

SUPPLEMENTAL DEFINITIONS LIST

“Agent Members” means members of, or participants in, DTC, or a nominee thereof.

“Cede” has the meaning set forth in Section 3.01(a) (Issuance of Series 2025-1 Class A-2 Notes) of the Series 2025-1 Supplement.

“Class A-2 Accrued Quarterly Scheduled Principal Amount” means, for each Weekly Allocation Date during any Quarterly Collection Period, an amount equal to the sum of (i) the product of (1) the applicable Weekly Allocation Percentage and (2) the Quarterly Scheduled Principal Amount for the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Class A-2 Accrued Quarterly Scheduled Principal Shortfall Amount for such Weekly Allocation Date, until such Quarterly Scheduled Principal Amount shall have been allocated (or prefunded with respect to the first Quarterly Collection Period) in full. For purposes of the Base Indenture, the Class A-2 Accrued Quarterly Scheduled Principal Amount shall be deemed to be a “Senior Notes Accrued Quarterly Scheduled Principal Amount”.

“Class A-2 Accrued Quarterly Scheduled Principal Shortfall Amount” means, (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to Class A-2 Accrued Quarterly Scheduled Principal Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Class A-2 Accrued Quarterly Scheduled Principal Amount for such immediately preceding Weekly Allocation Date.

“Class A-2 Quarterly Interest” means, with respect to any Interest Accrual Period for the Series 2025-1 Class A-2 Notes, an amount equal to the sum of (i) the accrued interest at the applicable Series 2025-1 Class A-2 Note Rate on the Series 2025-1 Class A-2 Outstanding Principal Amount (excluding, for the avoidance of doubt, Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount), calculated based on a 360-day year of twelve 30-day months and (ii) the amount of any Class A-2 Quarterly Interest Shortfall Amount for the immediately preceding Interest Accrual Period together with additional interest thereon as set forth in Section 2.04(a) (Series 2025-1 Class A-2 Notes Interest—Series 2025-1 Class A-2 Notes Interest).

“Class A-2 Quarterly Interest Shortfall Amount” has the meaning set forth in Section 2.04(a) (Series 2025-1 Class A-2 Notes Interest—Series 2025-1 Class A-2 Notes Interest) of this Series Supplement.

“Definitive Notes” has the meaning set forth in Section 3.01(c) (Issuance of Series 2025-1 Class A-2 Notes—Definitive Notes) of the Series 2025-1 Supplement.

“Depository” means the depository or the custodian specified herein to which the Notes of a Class of a Series, upon original issuance, may be issued and delivered.

“DTC” means The Depository Trust Company and any successor thereto.

“Electronic Transmission” has the meaning set forth in Section 4.13(a) (Electronic Signatures and Transmission) of this Series Supplement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which are subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets are deemed to include the assets of such plans.

“Fitch” means Fitch, Inc., doing business as Fitch Ratings, or any successor or successors thereto.

“Initial Purchasers” means Guggenheim Securities, LLC, SMBC Nikko Securities America, Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC, Rabo Securities USA, Inc. and Blackstone Securities Partners L.P.

“KBRA” means Kroll Bond Rating Agency, LLC (and any successor or successors thereto). “Make-Whole End Date” has the meaning set forth in Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments) of the Series 2025- 1 Supplement.

“Offering Memorandum” means the offering memorandum for the offering of the Series 2025-1 Class A-2 Notes, dated July 17, 2025, prepared by the Master Issuer.

“Outstanding” has the meaning set forth in the Base Indenture.

“Outstanding Series 2025-1 Notes” means, all Series 2025-1 Class A-2 Notes theretofore authenticated and delivered under the Base Indenture, except:

(a)
Series 2025-1 Class A-2 Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;
(b)
Series 2025-1 Class A-2 Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited in the Series 2025-1 Distribution Account and are available for payment of such Series 2025-1 Class A-2 Notes; provided that if such Series 2025-1 Class A-2 Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Base Indenture or provision therefore reasonably satisfactory to the Trustee has been made;
(c)
Series 2025-1 Class A-2 Notes that have been defeased in accordance with Section 12.01 (Termination of the Master Issuer’s and Guarantors’ Obligations) of the Base Indenture;
(d)
Series 2025-1 Class A-2 Notes in exchange for, or in lieu of which other Series 2025-1 Class A-2 Notes have been authenticated and delivered pursuant to the Base Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Series 2025-1 Class A-2 Notes are held by a holder in due course; and
(e)
Series 2025-1 Class A-2 Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Series 2025-1 Class A-2 Notes have been issued as provided in the Base Indenture;

provided that (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Base Indenture, the following Series 2025-1 Class A-2 Notes shall be disregarded and deemed not to be Outstanding: (x) Series 2025-1 Class A-2 Notes owned by the Securitization Entities or any other obligor upon the Series 2025-1 Class A-2 Notes or any Affiliate of any of them and (y) Series 2025-1 Class A-2 Notes held in any accounts with respect to which the Manager or any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Series 2025-1 Class A-2 Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Series 2025-1 Class A-2 Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Series 2025-1 Class A-2 Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Permanent Regulation S Global Notes” has the meaning set forth in Section 3.01(b) (Issuance of Series 2025-1 Class A-2 Notes—Temporary Regulation S Global Notes and Permanent Regulation S Global Notes) of the Series 2025-1 Supplement.

“Plan” means either an ERISA Plan or plans that are not subject to ERISA, but which are subject to Section 4975 of the Code, such as individual retirement accounts.

“Plan Fiduciary” has the meaning set forth in Section 3.03(l) (Note Owner Representations and Warranties) of the Series 2025-1 Supplement.

“Prepayment Notice” has the meaning set forth in Section 2.05(g) (Payment of Series 2025-1 Note Principal—Notices of Optional Prepayments) of the Series 2025-1 Supplement.

“Prepayment Record Date” means, with respect to the date of any Series 2025-1 Prepayment, the last day of the calendar month immediately preceding the date of such Series 2025-1 Prepayment unless such last day is less than ten (10) Business Days prior to the date of such Series 2025-1 Prepayment, in which case the “Prepayment Record Date” will be the last day of the second calendar month immediately preceding the date of such Series 2025-1 Prepayment.

“QIB” means a “Qualified Institutional Buyer” as defined in Rule 144A.

“Quarterly Scheduled Principal Amount” means, with respect to any Quarterly Payment Date, with respect to the Series 2025-1 Class A-2 Notes, $1,000,000; provided that amounts paid to the Series 2025-1 Class A-2 Noteholders in respect of the Series 2025-1 Class A-2 Outstanding Principal Amount (x) in respect of amounts allocated pursuant to priority (i)(D) of the Priority of Payments shall reduce the respective Quarterly Scheduled Principal Amounts ratably and (y) as optional prepayments pursuant to Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) shall reduce all remaining Quarterly Scheduled Principal Amounts. Series 2025-1 Class A-2 Notes that are cancelled pursuant to Section 2.14 (Cancellation) of the Base Indenture shall reduce the applicable Quarterly Scheduled Principal Amounts prior to the Series 2025-1 Anticipated Repayment Date ratably based on the Outstanding Principal Amount of such Series 2025-1 Class A-2 Notes. For purposes of the Base Indenture, Quarterly Scheduled Principal Amounts shall be deemed to be “Scheduled Principal Payments”.

“Quarterly Scheduled Principal Deficiency Amount” means, as of any date of determination, the amount, if any, of due and unpaid Quarterly Scheduled Principal Amount with respect to each Quarterly Payment Date prior to such date of determination. For purposes of the Base Indenture, the Quarterly Scheduled Principal Deficiency Amount shall be deemed to be a “Senior Notes Quarterly Scheduled Principal Deficiency Amount”.

“Rating Agency” means S&P, KBRA and any respective successor or successors thereto. Solely with respect to the Series 2025-1 Class A-2 Notes, in the event that at any time the rating agency rating the Series 2025-1 Class A-2 Notes does not include S&P and/or KBRA, references to rating categories of S&P and/or KBRA in this Series Supplement shall be deemed instead to be references to the equivalent categories of such other rating agency as then is rating the Notes as of the most recent S&P and/or KBRA date on which such other rating agency and S&P and/or KBRA published ratings for the type of security in respect of which such alternative rating agency is used.

“Regulation S” means Regulation S promulgated under the 1933 Act.

“Regulation S Global Notes” means, collectively, the Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes.

“Required Balance” means, with respect to any Weekly Collection Period, the product of (1) the percentage set forth in the table below for each Weekly Collection Period in the fiscal quarter and (2) with respect to (a) the Senior Notes Interest Payment Account, the sum, for each Interest Accrual Period, of (x) the Class A-1 Quarterly Commitment Fee Amounts and (y) the Senior Notes Quarterly Interest Amount, (b) the Senior Subordinated Notes Interest Payment Account, the Senior Subordinated Notes Accrued Quarterly Interest Amount, (c) the Subordinated Notes Interest Payment Account, the Subordinated Notes Accrued Quarterly Interest Amount, (d) the Senior Notes Principal Payment Account, the Senior Notes Quarterly Scheduled Principal Amounts, (e) the Senior Subordinated Notes Principal Payment Account, the Senior Subordinated Notes Accrued Quarterly Scheduled Principal Amounts, (f) the Subordinated Notes Principal Payment Account, the Subordinated Notes Accrued Quarterly Scheduled Principal Amounts and (g) the Senior Notes Post-ARD Contingent Interest Account, the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount.

Week	Percentage
1	–
2	–
3	–
4	–
5	50%
6	50%
7	50%
8	80%
9	80%
10	100%
11	100%
12	100%
13	100%

“Restricted Period” means, with respect to any Series 2025-1 Class A-2 Notes sold pursuant to Regulation S, the period commencing on the Series 2025-1 Closing Date and ending on the 40th day after the Series 2025-1 Closing Date.

“Rule 144A” means Rule 144A promulgated under the 1933 Act.

“Rule 144A Global Notes” has the meaning set forth in Section 3.01(a) (Issuance of Series 2025-1 Class A-2 Notes) of the Series 2025-1 Supplement.

“S&P” means S&P Global Ratings (and any successor or successors thereto).

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period, an amount equal to the sum of: (i) the product of (1) the Weekly Allocation Percentage and (2) the expected Class A-2 Quarterly Interest for such Interest Accrual Period and (ii) the Senior Notes Accrued Quarterly Interest Shortfall for such Weekly Allocation Date, until such expected Class A-2 Quarterly Interest shall have been allocated in full.

“Senior Notes Accrued Quarterly Interest Shortfall” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes Accrued Quarterly Interest Amount on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the aggregate Senior Notes Accrued Quarterly Interest Amount for all such preceding Weekly Allocation Dates.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period, an amount equal to the sum of (i) the product of (1) the applicable Weekly Allocation Percentage and (2) the aggregate of each interest amount designated hereunder as a “Senior Notes Quarterly Post-ARD Contingent Interest Amount” for purposes of the Base Indenture (collectively, the “Designated SNQPCIA”) due on the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Shortfall for such Weekly Allocation Date, until such Designated SNQPCIA shall have been allocated in full. For purposes of the Base Indenture, the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount shall be deemed to be a “Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount”.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Shortfall” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to the Series 2025-1 Notes on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for all such preceding Weekly Allocation Dates.

“Series 2025-1 Anticipated Repayment Date” has the meaning set forth in Section 2.05(b) (Payment of Series 2025-1 Note Principal—Series 2025-1 Anticipated Repayment Date) of the Series 2025-1 Supplement. For purposes of the Base Indenture, the Series 2025-1 Anticipated Repayment Date shall be deemed to be a “Series Anticipated Repayment Date”.

“Series 2025-1 Distribution Account” means account no. 14479400 entitled “Jersey Mike’s Funding, LLC, Series 2025-1 Distribution Account” maintained by the Trustee pursuant to Section 2.06(a) (Series 2025-1 Distribution Account—Establishment of the Series 2025-1 Distribution Account) of the Series 2025-1 Supplement or any successor securities account maintained pursuant to Section 2.06(a) (Series 2025-1 Distribution Account—Establishment of the Series 2025-1 Distribution Account) of the Series 2025-1 Supplement. For purposes of the Base Indenture, the Series 2025-1 Distribution Account shall be deemed to be a “Series Distribution Account”.

“Series 2025-1 Distribution Account Collateral” has the meaning set forth in Section 2.06(b) (Series 2025-1 Distribution Account—Series 2025-1 Distribution Account Constitutes Additional Collateral for Series 2025-1 Class A-2 Notes) of the Series 2025-1 Supplement.

“Series 2025-1 Class A-2 Initial Principal Amount” means the aggregate initial outstanding principal amount of the Series 2025-1 Class A-2 Notes, which is $400,000,000.

“Series 2025-1 Class A-2 Make-Whole Premium Calculation Date” has the meaning set forth in Section 2.05(g) (Payment of Series 2025-1 Note Principal—Notices of Optional Prepayments) of the Series 2025-1 Supplement.

“Series 2025-1 Class A-2 Make-Whole Prepayment Premium” means, with respect to a Series 2025-1 Class A-2 Prepayment, an amount (not less than zero) calculated by the Manager on behalf of the Master Issuer equal to (A) if such Series 2025-1 Class A-2 Prepayment occurs prior to the relevant Make-Whole End Date, (i) the discounted present value as of the relevant Series 2025-1 Class A-2 Make-Whole Premium Calculation Date of all future installments of interest (excluding any interest required to be paid on the Series 2025-1 Prepayment Date) and principal (or portion thereof) being prepaid that the Master Issuer would otherwise be required to pay from the Series 2025-1 Prepayment Date to and including the Make-Whole End Date, assuming that (x) principal payments of Quarterly Scheduled Principal Amounts are made pursuant to the then-applicable schedule of payments (giving effect to any ratable reductions in the Quarterly Scheduled Principal Amounts due to optional and mandatory prepayments, including prepayments in connection with a Rapid Amortization Event and cancellations of repurchased Notes prior to the date of such repayment), (y) Quarterly Scheduled Principal Amounts are to be made on each Quarterly Payment Date prior to such Make-Whole End Date and (z) the entire remaining unpaid principal amount of is paid on such Make-Whole End Date minus (ii) the Outstanding Principal Amount being prepaid or (B) if such Series 2025-1 Class A-2 Prepayment occurs on or after the Make-Whole End Date, zero. For the purposes of the calculation of the discounted present value in clause (A)(i) above, such present value shall be determined by the Manager, on behalf of the Master Issuer, using a discount rate equal to the sum of: (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis), on the Series 2025-1 Class A-2 Make-Whole Premium Calculation Date, of the United States Treasury Security having a maturity closest to the relevant Make-Whole End Date plus (y) 0.50%. For purposes of the Base Indenture, Series 2025-1 Class A-2 Make-Whole Prepayment Premium shall be deemed to be “unpaid premiums and make-whole prepayment premiums” for purposes of the Priority of Payments.

“Series 2025-1 Class A-2 Note Purchase Agreement” means the Purchase Agreement, dated as of July 17, 2025, by and among Guggenheim Securities, LLC, as Representative of the Initial Purchasers, the Master Issuer, the Guarantors and Jersey Mike’s Franchise Systems, LLC, as amended, supplemented or otherwise modified from time to time.

“Series 2025-1 Class A-2 Note Rate” means 5.610% per annum.

“Series 2025-1 Class A-2 Noteholder” means the Person in whose name a Series 2025-1 Class A-2 Note is registered in the Note Register.

“Series 2025-1 Class A-2 Notes” has the meaning set forth in “Designation” of the Series 2025-1 Supplement.

“Series 2025-1 Class A-2 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2025-1 Class A-2 Initial Principal Amount, minus (b) the aggregate amount of principal payments (whether a Quarterly Scheduled Principal Amount, a prepayment, a purchase and cancellation, a redemption or otherwise) made to Series 2025-1 Class A-2 Noteholders with respect to

Series 2025-1 Class A-2 Notes on or prior to such date. For purposes of the Base Indenture, the Series 2025-1 Class A-2 Outstanding Principal Amount shall be deemed to be an “Outstanding Principal Amount”.

“Series 2025-1 Class A-2 Prepayment” has the meaning set forth in Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments) of the Series 2025-1 Supplement.

“Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest” has the meaning set forth in Section 2.04(b)(i) (Series 2025-1 Class A-2 Notes Interest—Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest). For purposes of the Base Indenture, the Series 2025-1 Class A-2 Quarterly Post-ARD Contingent Interest shall be deemed to be a “Senior Notes Quarterly Post-ARD Contingent Interest Amount”.

“Series 2025-1 Closing Date” means July 24, 2025. For purposes of the Base Indenture, the Series 2025-1 Closing Date shall be deemed the “Series Closing Date” with respect to the Series 2025-1 Notes.

“Series 2025-1 Final Payment” means the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2025-1 Notes.

“Series 2025-1 Final Payment Date” means the date on which the Series 2025-1 Final Payment is made.

“Series 2025-1 Global Notes” means, collectively, the Regulation S Global Notes and the Rule 144A Global Notes.

“Series 2025-1 Ineligible Account” has the meaning set forth in Section 2.09 (Replacement of Ineligible Accounts) of the Series 2025-1 Supplement.

“Series 2025-1 Legal Final Maturity Date” means, the Quarterly Payment Date occurring in August 2055. For purposes of the Base Indenture, the Series 2025-1 Legal Final Maturity Date shall be deemed to be a “Series Legal Final Maturity Date”.

“Series 2025-1 Non-Amortization Test” means a test that will be satisfied on any Quarterly Payment Date only if both (i) the Senior ABS Leverage Ratio is less than or equal to 5.00x as calculated on the Quarterly Calculation Date immediately preceding such Quarterly Payment Date and (ii) no Rapid Amortization Event has occurred and is continuing. For purposes of the Base Indenture, the Series 2025-1 Non-Amortization Test shall be deemed to be a “Series Non-Amortization Test”.

“Series 2025-1 Note Owner” means, with respect to a Series 2025-1 Note that is a Book-Entry Note, the Person that is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds such Book-Entry Note, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Series 2025-1 Notes” has the meaning set forth in “Designation” in the Series 2025-1 Supplement.

“Series 2025-1 Prepayment” means a Series 2025-1 Class A-2 Prepayment or any other prepayment in respect of the Series 2025-1 Notes pursuant to Section 2.05(e) (Payment of Series 2025-1 Note Principal—Series 2025-1 Class A-2 Make-Whole Prepayment Premium Payments), Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) and Section 2.05(k) (Payment of Series 2025-1 Note Principal—Distributions of Series 2025-1 Class A-2 Optional Prepayment).

“Series 2025-1 Prepayment Amount” means the aggregate principal amount to be prepaid on any Series 2025-1 Prepayment Date, together with all accrued and unpaid interest thereon to such date.

“Series 2025-1 Prepayment Date” means the date on which any prepayment on the Series 2025-1 Class A-2 Notes is made pursuant to Section 2.05(d) (Payment of Series 2025-1 Note Principal—Series 2025-1 Mandatory Payments of Principal), Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) or Section 2.05(j) (Payment of Series 2025-1 Note Principal—Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds) of this Series Supplement, which shall be, with respect to any Series 2025-1 Prepayment pursuant to Section 2.05(f) (Payment of Series 2025-1 Note Principal—Optional Prepayment of Series 2025-1 Class A-2 Notes) of this Series Supplement, the date specified as such in the applicable Prepayment Notice and, with respect to any Series 2025-1 Prepayment in connection with a Rapid Amortization Period or Asset Disposition Proceeds, the immediately succeeding Quarterly Payment Date.

“Series 2025-1 Securities Intermediary” has the meaning set forth in Section 2.07(a) (Trustee as Securities Intermediary) of the Series 2025-1 Supplement.

“Series 2025-1 Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period, an amount equal to the Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date. For purposes of the Base Indenture, the “Series 2025-1 Senior Notes Accrued Quarterly Interest Amount” shall be deemed to be a “Senior Notes Accrued Quarterly Interest Amount”.

“Series 2025-1 Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of Senior Notes Accrued Quarterly Interest Amounts with respect to the related Quarterly Collection Period (assuming that the Senior Notes Accrued Quarterly Interest Shortfall for each applicable Weekly Allocation Date is equal to zero). While not otherwise used herein, for purposes of the Base Indenture, the Series 2025-1 Senior Notes Quarterly Interest Amount shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2025-1 Supplement” means the Series 2025-1 Supplement, dated as of the Series 2025-1 Closing Date by and among the Master Issuer, the Trustee and the Series 2025-1 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series 2025-1 Supplemental Definitions List” has the meaning set forth in Article I of the Series 2025-1 Supplement.

“Similar Law” means any federal, state, local or non-U.S. law that is substantially similar to the provisions of Title 1 of ERISA or Section 4975 of the Code.

“Temporary Regulation S Global Notes” has the meaning set forth in Section 3.01(b) (Issuance of Series 2025-1 Class A-2 Notes—Temporary Regulation S Global Notes and Permanent Regulation S Global Notes) of the Series 2025-1 Supplement.

“U.S. Person” has the meaning set forth in Section 3.01 (Issuance of Series 2025-1 Class A-2 Notes) of the Series 2025-1 Supplement.

“Weekly Allocation Percentage” means with respect to any Weekly Collection Period, the percentages designated by the Master Issuer in the relevant Weekly Manager’s Certificate for such Weekly Collection Period within a Quarterly Fiscal Period, each such percentage to be not less than the percentage required to cause the Required Balance to be on deposit in the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account, the Subordinated Notes Interest Payment Account, the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, the Subordinated Notes Principal Payment Account or the Senior Notes Post-ARD Contingent Interest Account, as applicable, for such Weekly Collection Period.